Exhibit 3
                                                                       ---------
                          REGISTRATION RIGHTS AGREEMENT

     This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of November 1, 2000, is entered into by and between PSINet INC., a New York corporation ("PSINet"), and XPEDIOR INCORPORATED, a Delaware corporation ("Xpedior"). Capitalized terms used in this Agreement and not defined in context shall have the meanings ascribed to them in Section 5(h).

     WHEREAS, this Agreement is made pursuant to the Stock Purchase Agreement, dated as of November 1, 2000, by and between PSINet and Xpedior (the "Purchase Agreement");

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1.  Demand Shelf Registration.
         ---------------------------

         (a) Subject to Section 2(f), from time to time, on or prior to the 60th day (or, if such date is not a Trading Day, the next Trading Day following such 60th day) (the "Filing Date") after the delivery to Xpedior by Holders of a majority in interest of the Registrable Securities of a notice (the "Demand Notice") demanding that Xpedior register such Holders' Registrable Securities, Xpedior shall prepare and file with the SEC a "shelf" Registration Statement covering all or any portion of the Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act; provided, however, that the Holders may only deliver three Demand Notices pursuant to this Section 1. Such Registration Statement shall be on Form S-3 or, if Xpedior is not then eligible to register the Registrable Securities for resale on Form S-3, such Registration Statement shall be on another appropriate form in accordance herewith, which form shall be reasonably acceptable to the Holders. Subject to Section 2(f), Xpedior shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act within 120 days after the delivery of the applicable Demand Notice, but in any event no later than the date which is the earlier of the fifth day after (i) Xpedior is advised by the SEC that the SEC has no additional comments to such Registration Statement, and (ii) Xpedior receives a "no review" notice from the SEC (or, if such date is not a Trading Day, the next Trading Day following such date) (in each case, the "Effectiveness Date"), and to keep such Registration Statement continuously effective under the Securities Act until the date which is two years after the applicable Effectiveness Date or such earlier date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144 under the Securities Act, as determined by counsel to Xpedior (in each case, the "Effectiveness Period"). If an additional Registration Statement is required to be filed because the actual number of shares of Common Stock into which the Series B Preferred Stock is convertible exceeds the number of shares of Common Stock initially registered in respect of the Series B Preferred Stock, subject to Section 2(f) Xpedior shall have 30 Trading Days to file such additional Registration Statement. Once the
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                                      -2-

third Registration Statement filed pursuant to this Section 1(a) is declared effective by the SEC, the Holders of the Series B Preferred Stock shall not have the right to make any additional demands for registration under this Section 1(a), other than demands to register additional shares of Common Stock in the circumstances set forth in the preceding sentence.

         (b) If the Holders of a majority of the Registrable Securities so elect, an offering of Registrable Securities pursuant to a Registration Statement may be effected in the form of an Underwritten Offering, certain costs and expenses of which will be paid in accordance with Section 3(b), provided that a managing underwriter is selected pursuant to Section 1(c). Xpedior shall not be required to effect more than three Underwritten Offerings under this Agreement and shall not be required to effect an Underwritten Offering unless at the time of a written request of the Holders electing an Underwritten Offering the average daily trading volume of the Common Stock on the Nasdaq National Market (or such other market or quotation system on which Xpedior's Common Stock is then quoted or listed) during the period of 60 days immediately prior to such request shall be less than 50,000 shares (subject to adjustment for stock splits, reverse stock splits, recapitalizations and similar events). In such event, and if the managing underwriter advises Xpedior and such Holders in writing that in its opinion the amount of Registrable Securities proposed to be sold in such Underwritten Offering exceeds the amount of Registrable Securities which can be sold in such Underwritten Offering, there shall be included in such Underwritten Offering only the amount of such Registrable Securities which in the opinion of such managing underwriter can be sold, and such amount shall be allocated pro rata among the Holders proposing to sell Registrable Securities in such Underwritten Offering.

         (c) If any of the Registrable Securities are to be sold in an Underwritten Offering, the managing underwriter that will administer such offering (which managing underwriter shall be of national standing and reputation) shall be selected by the participating Holders with the consent of Xpedior, which consent shall not be unreasonably withheld, delayed or conditioned. No Holder may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreements described in Section 2(a)(xii), and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements. No Holder may participate in any registration hereunder unless such Holder executes and delivers an agreement not to divulge any proprietary or confidential information of Xpedior or any of its subsidiaries which becomes known to such Holder in connection with any such registration.

     2.  Registration Procedures.
         -------------------------

         (a) In connection with each of Xpedior's registration obligations hereunder, Xpedior shall:

                   (i) Not less than seven Trading Days (or such longer period as may be reasonably practicable) prior to the intended filing date of the Registration Statement or any related Prospectus, or of any amendment or supplement thereto (excluding any document that would be incorporated or deemed to be incorporated therein by reference), Xpedior shall (A) furnish to the Holders, any one firm of counsel to the Holders (their "Special Counsel") and any

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                                      -3-

managing underwriter copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) shall be subject to the review of such Holders, their Special Counsel and such managing underwriter, and (B) cause its officers, directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to such Holders and any managing underwriter, to conduct a reasonable investigation within the meaning of the Securities Act. Xpedior shall not file any such Registration Statement or any such Prospectus, or any amendments or supplements thereto, to which the Holders of a majority of the Registrable Securities, their Special Counsel or any managing underwriter shall reasonably object in writing within four Trading Days of their receipt thereof, in which case Xpedior shall revise such Registration Statement and Prospectus substantially in accordance with the reasonable comments of the Holders of a majority of the Registrable Securities, their Special Counsel or any managing underwriter until such Person approves such Registration Statement and Prospectus for filing. If Xpedior is unable to file such Registration Statement with the SEC by the Filing Date solely because of the additional time necessary to address such comments, then the Filing Date shall be extended by the amount of time reasonably necessary for Xpedior to make the necessary revisions to such Registration Statement and Prospectus in order to receive filing approval from such Person.

                   (ii) (A) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement as may be necessary to keep such Registration Statement continuously effective as to the Registrable Securities throughout the applicable Effectiveness Period, (B) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424 under the Securities Act, (C) respond as promptly as practicable to any comments received from the SEC with respect to the Registration Statement, the Prospectus or any amendment thereto and promptly provide the Holders true and complete copies of all correspondence from and to the SEC relating to the Registration Statement and the Prospectus, and (D) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holders thereof set forth in the Registration Statement, as so amended or supplemented.

                   (iii) Notify the Holders of Registrable Securities to be sold, their Special Counsel and any managing underwriter as promptly as practicable (and, in the case of (A)(I) below, not less than three days prior to such filing) and, if requested by any such Person, confirm such notice in writing no later than two Trading Days following the day, (A)(I) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed, (II) when the SEC notifies Xpedior whether there will be a "review" of such Registration Statement and whenever the SEC comments in writing on such Registration Statement, and (III) with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC or any other Federal or state governmental authority for amendments or supplements to the Registration Statement or Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose, (D) of the receipt by Xpedior of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose, and (E) of the occurrence of any event that could reasonably be expected to make any statement made in the Registration Statement or Prospectus, or in any document incorporated or deemed to be incorporated therein by reference, untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents such that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Xpedior shall not be required to provide the Holders with the details of any such event if Section 2(f) shall be applicable to such event.

                   (iv) Use its reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of, (A) any order suspending the effectiveness of the Registration Statement, or (B) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as reasonably practicable.

                   (v) If requested by any managing underwriter or by Holders of a majority in interest of the Registrable Securities to be sold in connection with an Underwritten Offering, (A) promptly incorporate into a Prospectus supplement or post-effective amendment to the Registration Statement such information concerning the manner of distribution of Registrable Securities as such managing underwriter and such Holders reasonably agree should be included therein, and (B) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after Xpedior has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that Xpedior shall not be required to take any action pursuant to this Section 2(a)(v) that would, in the opinion of counsel for Xpedior, violate applicable law or be materially detrimental to the business prospects of Xpedior.

                   (vi) Furnish to each Holder, their Special Counsel and any managing underwriter, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits thereto, to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

                   (vii) Promptly deliver to each Holder, their Special Counsel and any underwriters, without charge, as many copies of the Prospectus (including each form of prospectus), and each amendment or supplement thereto, as such Persons may reasonably request; and Xpedior hereby consents to the use of such Prospectuses and each amendment or supplement thereto by each of the selling Holders and any underwriters in connection with the offering and sale of the Registrable Securities covered by such Prospectuses and any amendment or supplement thereto.

                   (viii) Prior to any public offering of Registrable Securities, (A) use its reasonable best efforts to register or qualify, or cooperate with the selling Holders, any underwriters and their Special Counsel in connection with the registration or qualification (or

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                                      -5-

exemption from such registration or qualification) of, such Registrable Securities for offer and sale under the securities or "Blue Sky" laws of such jurisdictions within the United States as any Holder or underwriter requests in writing, (B) keep each such registration or qualification (or exemption therefrom) continuously effective throughout the applicable Effectiveness Period, and (C) do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that Xpedior shall not be required to (X) qualify generally to do business in any jurisdiction where it is not then so qualified, (Y) take any action that would subject it to general service of process in any jurisdiction where it is not then so subject, or (Z) subject Xpedior to any material tax in any jurisdiction where it is not then so subject.

                   (ix) Cooperate with the Holders and any managing underwriter to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations, and registered in such names, as any such managing underwriter or Holders may request at least two Trading Days prior to any sale of Registrable Securities.

                   (x) Upon the occurrence of any event contemplated by Section 2(a)(iii)(E), except as contemplated by Section 2(f), as promptly as reasonably practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required documents such that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                   (xi) (A) On or prior to the Filing Date, prepare and file with the Nasdaq National Market (and any other securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which shares of Common Stock are listed or quoted) an additional shares listing application covering the maximum number of shares of Common Stock issuable in payment of dividends upon, or upon conversion of, the Series B Preferred Stock (assuming all dividends are paid in shares of Common Stock ), (B) use its reasonable best efforts to cause such shares of Common Stock to be approved for listing on the Nasdaq National Market (and any other securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which shares of Common Stock are listed or quoted) on or before the applicable Effectiveness Date, including preparing and filing any amendments, supplements or exhibits thereto,
(C) promptly provide to the Holders evidence of such listing(s), (D) use its reasonable best efforts to keep such listing(s) continuously effective throughout the applicable Effectiveness Period, and (E) if at any time during the applicable Effectiveness Period the number of shares of Common Stock issuable in payment of dividends upon, or upon conversion of, the Series B Preferred Stock shall be greater than the number of shares listed pursuant to clause (A) above, promptly file one or more additional shares listing applications, and promptly take such other actions, such that the number of shares so issuable shall equal or exceed the number of shares so listed.

                   (xii) Enter into such agreements (including, if applicable, an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions in connection therewith (including those reasonably requested by any managing underwriter and the Holders of a majority in interest of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities, and whether or not an underwriting agreement is entered into, (A) make such representations and warranties to such Holders as may be deemed to be underwriters for purposes of Section 2(a)(11) of the Securities Act ("Requesting Holders") and any underwriters as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when reasonably requested, (B) immediately prior to the effectiveness of the Registration Statement and, in the case of an Underwritten Offering, at the time of delivery of any Registrable Securities sold pursuant thereto, obtain and deliver copies of opinions of counsel to Xpedior (and updates thereof) addressed to such Requesting Holders and the managing underwriter, if any, in form, scope and substance reasonably satisfactory to any such managing underwriter and Special Counsel to such Requesting Holders covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Special Counsel and managing underwriter,
(C) immediately prior to the effectiveness of the Registration Statement, and, in the case of an Underwritten Offering, at the time of delivery of any Registrable Securities sold pursuant thereto, obtain and deliver copies to such Holders and the managing underwriter, if any, of "comfort" letters (and updates thereof) from the independent certified public accountants of Xpedior (and, if necessary, any other independent certified public accountants of any Subsidiary of Xpedior or of any business acquired by Xpedior for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each such Requesting Holder and each underwriter, if any, in form and substance as are customary in connection with underwritten offerings, (D) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable to the selling Holders and the underwriters, if any, than those set forth in Section 4 (or such other provisions and procedures acceptable to Xpedior, the managing underwriter, if any, and Holders of a majority in interest of the Registrable Securities participating in such Underwritten Offering), and (E) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in interest of the Registrable Securities being sold by such Requesting Holders, their Special Counsel and any managing underwriter to evidence the continued validity of the representations and warranties made pursuant to clause
(A) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by Xpedior.

                   (xiii) Make available for inspection by the selling Holders, any representative of such Holders, any underwriter participating in any disposition of Registrable Securities and any attorney or accountant retained by such selling Holders or underwriters, at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of Xpedior and its Subsidiaries, and cause the officers, directors, agents and employees of Xpedior and its Subsidiaries to supply all information in each case reasonably requested by any such Holder, representative, underwriter, attorney or accountant in connection with the Registration Statement; provided, however, that such records, documents, properties and information requested to be inspected or supplied are of the kind reasonably necessary to be inspected or obtained by the selling Holders in connection with the disposition of the Registrable Securities; provided further, however, that such persons

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                                      -7-

shall agree to keep confidential all information that is determined in good faith by Xpedior in writing to be of a confidential nature at the time of delivery of such information, unless (A) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (B) disclosure of such information, in the reasonable opinion of counsel to such Person, is required by law, (C) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard by such Person, or (D) such information becomes available to such Person from a source other than Xpedior and such source is not known by such Person to be bound by a confidentiality agreement with Xpedior.

                   (xiv) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder not later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (A) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts Underwritten Offering, and (B) if not sold to underwriters in an Underwritten Offering, commencing on the first day of the first fiscal quarter of Xpedior after the effective date of the Registration Statement, which statement shall cover said 12-month period or such shorter period as is consistent with the requirements of Rule 158.

        (b) Xpedior may require each selling Holder to furnish to Xpedior such information, including information regarding the distribution of such
Registrable  Securities,   as  is  required  by  law  to  be  disclosed  in  the
Registration Statement, and Xpedior may exclude from such registration the Registrable Securities of any such Holder who fails to furnish such information within a reasonable time after receiving such request. The failure by Xpedior to file the Registration Statement by the Filing Date, to cause it to become effective by the applicable Effectiveness Date or to maintain its effectiveness for the applicable Effectiveness Period, if due to the breach of a Holder's obligations under this Section 2(b), shall not be deemed a breach of Xpedior's obligations under this Agreement or the Purchase Agreement with respect to such Holder; provided, however, that Xpedior's obligations to Holders that timely furnish such information shall remain in full force and effect.

        (c) If the Registration Statement refers to any Holder by name or otherwise as the holder of any securities of Xpedior, then such Holder shall have the right to require (if such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force) the deletion of the reference to such Holder in any amendment or supplement to the Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

        (d) Each Holder agrees by its acquisition of such Registrable Securities that it will (i) not sell any Registrable Securities under the Registration Statement until it has received copies of the Prospectus as then amended or supplemented as contemplated in Section 2(a)(vii), and notice from Xpedior that such Registration Statement and any post-effective amendments thereto have become effective as contemplated by Section 2(a)(iii), and (ii) comply with the prospectus delivery requirements of the Securities Act as applicable to such Holder in connection with sales of Registrable Securities pursuant to the Registration Statement.

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                                      -8-

        (e) Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of written notice from Xpedior of the occurrence of any event of the kind described in Section 2(a)(iii)(B) through (E), such Holder shall forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder (i) has received the copies of the supplemented Prospectus and amended Registration Statement contemplated by Section 2(a)(x), or (ii) has been advised in writing by Xpedior that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.

        (f) If (i) there is material non-public information regarding Xpedior which Xpedior's senior management or Board of Directors reasonably determines not to be in Xpedior's best interest to disclose, and which Xpedior is not otherwise required to disclose, or (ii) there is a significant business opportunity or event (including, but not limited to, the acquisition or disposition of assets or any merger, consolidation, tender offer, joint venture, strategic alliance or other similar transaction) available to Xpedior which Xpedior's senior management or Board of Directors reasonably determines not to be in Xpedior's best interest to disclose, then Xpedior may postpone or suspend for any individual period of less than 30 days and aggregate periods not to exceed 90 days in any calendar year filing of a Registration Statement, Prospectus, prospectus supplement or any report, form or statement incorporated by reference or to be incorporated by reference into any of the foregoing, or any amendment to any of the foregoing, and suspension of offers and sales pursuant to the foregoing, and, upon delivery of written notice from Xpedior of any such postponement or suspension, Holders shall cease and be prohibited from making any offers or sales of Registrable Securities pursuant thereto. The Holders shall keep confidential and not use for any purpose such written notice and the contents thereof, and any related information, unless and until such information has been disclosed publicly by Xpedior, except as required by law (other than in order to permit offers and sales of securities of Xpedior by a Holder during such time period) or otherwise agreed to in writing by Xpedior.

     3.  Registration Expenses.
         ----------------------

        (a) All fees and expenses incident to the performance of or compliance with this Agreement by Xpedior shall, except as and to the extent specified in Section 3(b), be borne by Xpedior whether or not pursuant to an Underwritten Offering, whether or not the Registration Statement is filed or becomes effective and whether or not any Registrable Securities are sold pursuant to the Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Nasdaq National Market and each other securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which shares of Common Stock are required hereunder to be listed or quoted, and (B) in compliance with state securities or "Blue Sky" laws (including, without limitation, reasonable fees and disbursements of counsel for the Holders in connection with Blue Sky qualifications of the Registrable Securities, or exemptions from such qualification, and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriter, if any, or the Holders of a majority in interest of the Registrable Securities may reasonably designate)), (ii)
printing  expenses   (including,   without
limitation, expenses of printing certificates for the Registrable Securities and of printing Prospectuses, if the printing of Prospectuses is requested by the managing underwriter, if any, or by the Holders of a majority in interest of the Registrable Securities, included in the Registration Statement), (iii) reasonable messenger, telephone, facsimile and delivery expenses, (iv) reasonable fees and disbursements of counsel for Xpedior and one firm of Special Counsel for the Holders, (v) Securities Act liability insurance, if Xpedior so desires such insurance, and (vi) fees and expenses of all other Persons retained by Xpedior in connection with the consummation of the transactions contemplated by this Agreement. In addition, Xpedior shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder.

        (b) If the Holders request an Underwritten Offering pursuant to the terms hereof, Xpedior shall be responsible for all costs, fees and expenses incurred in connection therewith, except for the fees and disbursements of the Underwriters (including any underwriting commissions and discounts) and their legal counsel and accountants.

     4.  Indemnification.
         ----------------

        (a) Indemnification by Xpedior. Xpedior shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents (including its Special Counsel and any underwriters retained by such Holder in connection with the offer and sale of Registrable Securities), brokers (including brokers who offer and sell Registrable Securities as principals as a result of a pledge or any failure to perform under a margin call of Common Stock), investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to Xpedior by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder for use in the Registration Statement, such Prospectus or such form of prospectus, or in any amendment or supplement thereto (including, without limitation, any information incorporated therein pursuant to Section 2(a)(v)), or (ii) such Losses arise directly from the failure of a Holder to comply with the prospectus delivery requirements applicable to it (provided that Xpedior has timely prepared all necessary prospectus supplements or amendments and provided them to the Holders or their representatives in accordance with the terms of this Agreement and otherwise done all things required of it in this Agreement so as not to adversely affect the ability of any Holder to timely comply with such Holder's delivery requirements). Xpedior shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which Xpedior is aware in connection with the transactions contemplated by this Agreement.

        (b) Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless Xpedior, the directors, officers, agents and employees of Xpedior, each Person who controls Xpedior (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses arising (i) solely out of or based solely upon any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or arising solely out of or based solely upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Holder to Xpedior expressly for use therein or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder for use in the Registration Statement, such Prospectus or such form of prospectus, or (ii) directly from the failure of a Holder to comply with the prospectus delivery requirements applicable to it (provided that Xpedior has timely prepared all necessary prospectus supplements or amendments and provided them to the Holders or their representatives in accordance with the terms of this Agreement and otherwise done all things required of it in this Agreement so as not to adversely affect the ability of any Holder to timely comply with such Holder's delivery requirements); provided, however, that in no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

        (c)        Conduct of Indemnification Proceedings.
                   ---------------------------------------

                   (i) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly so notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume in the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses reasonably incurred in connection with the defense thereof; provided, however, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

                   (ii) An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless (A) the Indemnifying Party has agreed in writing to pay such fees and expenses, (B) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding, or (C) the named parties to any such Proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent the Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided, however, that if more than one Indemnified Party is seeking indemnification with respect to the same Proceeding, the Indemnifying Party shall not be required to pay for more than one separate counsel for all such Indemnified Parties as a group. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, delayed or conditioned, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party.

                   (iii) All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 4) shall be paid to the Indemnified Party, as incurred, within 20 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, however, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

        (d)        Contribution.
                   -------------

                   (i) If a claim for indemnification under Section 4(a) or (b) is unavailable to an Indemnified Party because of a failure or refusal of a court, arbitrator or governmental authority to enforce such indemnification in accordance with its terms (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 4(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 4 was available to such party in accordance with its terms.

                   (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 4(d)(i). Notwithstanding the provisions of this Section 4(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount of net proceeds actually received by such Holder, and no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                   (iii) The indemnity and contribution agreements contained in this Section 4 are in addition to any liability that the Indemnifying Parties may otherwise have to the Indemnified Parties.

     5.  General Provisions.
         -------------------

        (a) Granting of Other Rights Agreements. Xpedior shall not grant any registration rights in respect of any shares of capital stock or other securities of Xpedior unless such rights are on the same or less favorable terms than those that are granted to the Holders under this Agreement; provided, however, that the Holders hereby consent and agree that Xpedior may grant in other agreements to other holders of securities of Xpedior registration rights which rank ratably with the registration rights granted hereunder to the Holders.

        (b) Piggy-Back Registrations. If, at any time when there is not an effective Registration Statement pursuant to this Agreement pertaining to all of the Registrable Securities, Xpedior shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account for cash or the account of others under the Securities Act of any of its common stock, other than on Form S-4 or Form S-8 relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with any stock option or other employee benefit plan, Xpedior shall send to each Holder of Registrable Securities written notice of such determination and, if within 20 days after receipt of such notice, any such Holder shall so request in writing, Xpedior shall include in such registration statement all or any part of the Registrable Securities such Holder requests to be registered; provided, however, that Xpedior shall not be required to register any shares of Registrable Securities pursuant to this paragraph that are eligible for sale pursuant to Rule 144(k) under the Securities Act. If the total amount of securities, including Registrable Securities, to be included in such registration statement exceeds the amount of securities that the managing underwriter (or, if the offering is not being underwritten, Xpedior's Board of Directors) determines, in its written opinion, in good faith is compatible with the success of the offering, then the number of shares that may be included in the registration statement shall be allocated as follows: first, to Xpedior (or, if the offering is being made for the account of Persons other than Xpedior and not in violation of any rights of the Holders pursuant to this Agreement, to such Persons), second, to the Holders and any holders of Parity Stock on a pro rata basis based on the total number of Registrable Securities and Parity Stock held by such Persons, and third, to any other Persons participating in such offering on a pro rata basis. No such reduction shall reduce the amount of Registrable Securities of the selling Holders included in the registration below 15% of the total amount of securities included in such registration, unless such Holders are afforded, at any time more than 120 days after the effective date of such registration, the right to an additional demand shelf registration pursuant to Section 1 hereof. In no event shall any shares of any other selling stockholder be included in any registration of securities for the account of Xpedior that would reduce the number of Registrable Securities that may be included in such registration by the Holders. As a condition to participation in any such underwritten offering, each Holder shall enter into such underwriting, lock-up and other agreements, and execute such other instruments, as is customary in an underwritten offering. As a condition to participation in any such non-underwritten offering, each Holder shall cooperate to provide such information necessary for the preparation of the Registration Statement as is customary in a non-underwritten offering.

        (c) Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed in accordance with Section 6.2 of the Purchase Agreement.

        (d)        Specific   Performance.   The  parties   hereto  agree  that
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement, and to enforce specifically the terms and provisions hereof and thereof in any court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

        (e) Assignment; Parties in Interest. The rights of each Holder hereunder, including the right to have Xpedior register for resale Registrable Securities in accordance with the terms of this Agreement, shall be automatically assignable by the Holder, to any permitted assignee or transferee of all or a portion of the Registrable Securities if (i) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to Xpedior within a reasonable time after such assignment, (ii) Xpedior is, within a reasonable time after such transfer or assignment, furnished with written notice of (A) the name and address of such transferee or assignee, and (B) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment the further disposition of such securities by the transferee or assignees is restricted under the Securities Act and applicable state securities laws, and (iv) at or before the time Xpedior receives the written notice contemplated by clause (ii) of this Section 5(e), the transferee or assignee agrees in writing with Xpedior to be bound by all of the provisions of this Agreement. The rights to assignment shall apply to the Holder and to subsequent permitted successors and assigns. Subject to the foregoing, this Agreement shall be binding upon and inure solely to the benefit of each party hereto and the Indemnified Parties, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including any third party beneficiary rights.

        (f) Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law). The nonexclusive venue for the adjudication of any dispute or proceeding arising out of this Agreement or the performance hereof shall be the courts located in Newcastle County, Delaware, and the parties hereto and their Affiliates each consents to and hereby submits to the jurisdiction of any court located in Newcastle County, Delaware or any Federal courts located in Delaware.

        (g) Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

        (h)        Certain Definitions. As used in this Agreement:

                  "Affiliate", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person; for purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" has the meaning set forth in the preamble to this Agreement.

                  "Common Stock" means Xpedior's common stock, par value $.01 per share.

                  "Demand Notice" has the meaning set forth in Section 1(a).

                  "Effectiveness  Date" has the  meaning  set  forth in  Section
1(a).

                  "Effectiveness Period" has the meaning set forth in Section 1(a).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Filing Date" has the meaning set forth in Section 1(a).

                  "Holder" or "Holders" means any record holder of Series B Preferred Stock or of Common Stock issued in payment of dividends upon, or upon conversion of, Series B Preferred Stock who is a party to this Agreement or is otherwise entitled to the benefits of this Agreement. When this Agreement specifies a percentage, number or proportion of the Registrable Securities required to take some action, each Holder of Series B Preferred Stock, as such, shall be deemed to be a Holder of the number of shares of Common Stock into which such Series B Preferred Stock is convertible.

                  "Indemnified Party" has the meaning set forth in Section 4(c).

                  "Indemnifying  Party"  has the  meaning  set forth in  Section
4(c).

                  "Losses" has the meaning set forth in Section 4(a).

                  "Original Issue Date" has the meaning set forth in Xpedior's Certificate of Designations to be filed with the Delaware Secretary of State with respect to the Series B Preferred Stock.

                  "Parity Stock" means any capital stock of Xpedior that ranks on parity with the Series B Preferred Stock as to redemption, conversion, the payment of dividends or distribution of assets upon a liquidation, dissolution or winding up of Xpedior, including without limitation Xpedior's Series A 8 1/2% Cumulative Convertible Preferred Stock.

                  "Person" shall include individuals, corporations, partnerships, limited liability companies, trusts, other entities and groups (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

                  "Proceeding" means any action,  claim, suit,  investigation or
proceeding   (including,   without  limitation,   an  investigation  or  partial
proceeding, such as a deposition), whether commenced or threatened.

                  "Prospectus" means the prospectus or prospectuses included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus (including pre- and post-effective amendments), all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference into such prospectus.

                  "PSINet" has the meaning set forth in the preamble to this Agreement.

                  "Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Registrable Securities" at any time means (i) the shares of Common Stock issued in payment of dividends upon, or upon conversion of, Series B Preferred Stock, provided such shares are held by a Holder, and (ii) the shares of Common Stock that are issuable at that time in payment of declared but unpaid dividends upon, or upon conversion of, Series B Preferred Stock by a Holder thereof (regardless of whether a conversion notice has been given).

                  "Registration Statement" means the registration statement or statements contemplated by Section 1(a), including (in each case) the Prospectus, amendments and supplements to such registration statement or statements or Prospectus (including pre- and post-effective amendments), all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference into such registration statement or statements.

                  "Requesting Holder" or "Requesting Holders" has the meaning set forth in Section 2(a)(xii).

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Series B Preferred Stock" means Xpedior's Series B 9% Cumulative Convertible Preferred Stock, par value $.01 per share.

                  "Special Counsel" has the meaning set forth in Section 2(a).

                  "Subsidiary" or "Subsidiaries" means, with respect to PSINet, Xpedior or any other Person, any corporation, partnership, joint venture or other legal entity of which PSINet, Xpedior or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  "Trading Day" means (i) a day on which the Common Stock is traded on the Nasdaq National Market or other national securities exchange or quotation system on which the Common Stock is then listed or quoted, (ii) if the Common Stock is not listed or quoted on the Nasdaq National Market or any other national securities exchange or quotation system, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).

                  "Underwritten Offering" means an offering in which Registrable Securities are sold to one or more underwriters for resale to the public pursuant to an effective Registration Statement, provided that the managing underwriter executes and delivers to Xpedior a confidentiality agreement in form and substance reasonably satisfactory to Xpedior.

                  "Xpedior" has the meaning set forth in the preamble to this Agreement.

        (i) Counterparts. This Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

        (j) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economics or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to either party. Upon determination that any term or other provision hereof is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

        (k) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by Xpedior and the Holders of at least two-thirds in interest of the then outstanding Registrable Securities; provided, however, that, for the purposes of this sentence, Registrable Securities that are owned, directly or indirectly, by Xpedior or a controlled Affiliate of Xpedior shall not be deemed to be outstanding. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders, and that does not directly or indirectly affect the rights of other Holders, may be given by Holders of at least a majority in interest of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

        (l) Shares Held by Xpedior and its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by Xpedior or its controlled Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

        (m)        Rules of Construction.
                   ----------------------

                   (i) References in this Agreement to any gender shall include references to all genders. Unless the context otherwise requires, references in the singular include references in the plural and vice versa. References to a party to this Agreement or to other agreements described herein means those Persons executing such agreements.

                   (ii) The words "include", "including" and "includes" shall each be deemed to be followed by the phrase "without limitation" or the phrase "but not limited to" in all places where such words appear in this Agreement. The word "or" shall be deemed to be inclusive.

                   (iii) This Agreement is the joint drafting product of PSINet and Xpedior, and each provision has been subject to negotiation and agreement and shall not be construed for or against either party as drafter thereof.

     IN WITNESS WHEREOF, PSINet and Xpedior have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                                            PSINET INC.

                                            By: /s/ Lawrence E. Hyatt
                                               -----------------------------
                                                 Name:  Lawrence E. Hyatt
                                                 Title: Executive Vice President


                                            XPEDIOR INCORPORATED


                                            By: /s/ J. Brian Farrar
                                               -----------------------------
                                                 Name:   J. Brian Farrar
                                                 Title:  President